EXHIBIT 10.2

GREENE COUNTY BANCSHARES, INC.

CHANGE IN CONTROL PROTECTION PLAN
(also functioning as a Summary Plan Description)

Effective  July 1, 2004

GREENE COUNTY BANCSHARES, INC.

CHANGE IN CONTROL PROTECTION PLAN

(also functioning as a Summary Plan Description)

Table of Contents

1.	BENEFITS PAYABLE UNDER THE PLAN

(a)	Change in Control Severance Benefit

(b)	Definition of Change in Control

2.	PLAN ELIGIBILITY

3.	VESTING AND ELIGIBILITY RULES FOR BENEFITS

(a)	Covered Terminations

(b)	Definitions

(c)	Successor Employment

4.	ADDITIONAL BENEFITS

5.	TAXES

6.	RELATION TO OTHER PLANS

7.	CLAIMS PROCEDURES

(a)	Claims Normally Not Required

(b)	Disputes

(c)	Time for Filing Claims

(d)	Procedures

8.	PLAN ADMINISTRATION

(a)	Discretion

(b)	Finality of Determinations

(c)	Drafting Errors

(d)	Scope

9.	COSTS AND INDEMNIFICATION

10.	PLAN AMENDMENT AND TERMINATION; LIMITATION ON EMPLOYEE RIGHTS

11.	GOVERNING LAW

12.	MISCELLANEOUS

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13.	OTHER INFORMATION

(a)	Type of Plan

(b)	Addresses, etc.

(c)	Agent for Service of Legal Process

(d)	Funding

(e)	Plan Amendment or Termination

(f)	Statement of ERISA Rights

(g)	Whom to Call for Additional Information

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GREENE COUNTY BANCSHARES, INC.

CHANGE IN CONTROL PROTECTION PLAN

Plan Document and Summary Plan Description

Greene County Bancshares, Inc. and its affiliates (together, the “Company”) recognize that a corporate change in control may adversely affect certain employees.  To treat these employees in a fair and compassionate manner, Greene County Bancshares, Inc. has adopted this Change in Control Protection Plan (the “Plan”).

This document is the Plan’s plan document, and also functions as its summary plan description.  This Plan will control in case of conflict with any other document.  Throughout this Plan, the term “Sponsor” is used when Greene County Bancshares, Inc. is acting in its non-fiduciary capacity as Plan sponsor and settlor.  The term “Plan Administrator” is used when Greene County Bancshares, Inc. is acting in the limited capacity of interpreting the Plan and determining eligibility for benefits (see Section 8 below for detailed information).

The Plan became effective on July 1, 2004.  Even if the Plan expires, the Sponsor will thereafter honor any vested but unpaid benefits under the Plan (subject to Section 10 below).  References to Sponsor, the Company, and their affiliates also refer to any successor to their interests.

1.             Benefits Payable Under the Plan

(a)           Change in Control Severance Benefit

You will become entitled to severance benefits pursuant to this Plan if, while this Plan is in effect and while you are eligible under Section 2 for Plan participation, your employment terminates under certain circumstances on or after a Change in Control.  The severance benefits (“Change in Control Benefits”) to be paid to you after your termination date shall be determined pursuant to the agreement (the “Participation Agreement”) that you sign pursuant to Section 2 as a condition for becoming a Plan participant.  You will be a “Participant” for purposes of the Plan for as long as your Participation Agreement remains in effect.

(b)           Definition of Change in Control

The term “Change in Control” shall mean the occurrence of any of the following:

(i)                                     approval by the stockholders of the Company of the dissolution or liquidation of the Company;

(ii)                                  approval by the stockholders of the Company of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by stockholders of the Company immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Company’s securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization, but including in such determination any securities of the other parties to such reorganization held by affiliates of the Company);

(iii)                               approval by the stockholders of the Company of the sale of substantially all of the Company’s business and/or assets to a person or entity that is not an affiliate of the Company;

(iv)                              any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), other than a person that is a stockholder of the Company on the effective date of the Change in Control, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company’s then outstanding securities entitled to then vote generally in the election of directors of the Company; or

(v)                                 during any period not longer than two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (the “Board” or “Board of Directors”) cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved).

2.                                      Plan Eligibility

You are eligible for this Plan only if the Sponsor has provided you with a Participation Agreement signed by a duly authorized officer of the Company confirming your eligibility for the Plan.  If you execute the Participation Agreement and return it to the Company within 30 days after receiving it, you will be a Participant.  If your Participation Agreement expires for any reason before you become vested in the right to collect Change in Control Benefits, you will immediately cease to be a Participant.

3.                                      Vesting and Eligibility Rules for Benefits

(a)                                 Covered Terminations

If you are a Participant and incur a Covered Termination (as defined herein), you will become vested in your right to receive the Change in Control Benefit set forth in  your Participation Agreement.  If you terminate employment for any other reason, you will not be eligible for any benefits under this Plan.  For example, you will not be eligible for Benefits under the Plan if the Plan Administrator determines, in its sole discretion, that your active employment was terminated either before a Change in Control, for any reason whatsoever, or on or after a Change in Control by:

(i)                                     your resignation without Good Reason (as defined herein);

(ii)                                  your death; or

(iii)                               your discharge for Cause (as defined herein), as determined by the Sponsor in its sole discretion.

(b)           Definitions

(i)            For purposes of this Plan, a “Covered Termination” shall mean either that on or after a Change in Control (A) you have resigned from the Company for Good Reason (as defined below), or (B) your employment with the Company is involuntarily terminated by the Company without Cause (as defined below).

(ii)           For purposes of this Plan, “Cause” shall mean (A) the refusal or failure by you to substantially perform your duties with the Company or to comply with the policies of the Company or any affiliate (other than any such failure resulting from a condition or conditions establishing your Permanent Disability (as defined below) or any such actual or anticipated failure after the date a notice of termination for a bona fide Good Reason is given by you to the Company, provided in the latter case that circumstances giving rise to Good Reason in fact exist and are not cured by the Company within thirty (30) days following such notice); (B) your engagement in conduct which is materially injurious, monetarily or otherwise, to the Company or its affiliates; (C) your commitment of one or more significant acts of dishonesty; (D) your failure to follow a lawful and material directive from your direct or indirect supervisor; or (E) your conviction, guilty plea or plea of nolo contendere either to any felony, or to any misdemeanor involving dishonesty or moral turpitude, in each case, after you have been given written notice of such and have failed to cure such within thirty (30) days following such notice.

(iii)          For purposes of this Plan, “Good Reason” shall mean (A) any material reduction by the Company in your base salary; (B) the requirement that you change your principal location of work to any location that is in excess of fifty (50) miles from your location of work as of the effective time of the Change in Control; (C) any material and unreasonable change in your responsibilities from those you were performing before the Change in Control; or (D) the liquidation, dissolution, merger, consolidation or reorganization of the Company, or the transfer of all or substantially all of the Company’s assets, unless the successor (by liquidation, dissolution, merger, consolidation, reorganization, transfer or otherwise) to which all or substantially all of its assets have been transferred (directly or by operation of law) assumes the duties and obligations of the Company under this Plan, in each case, after the Company has been given written notice of such and failed to cure such within thirty (30) days following such notice.

(c)                                  Successor Employment

You will not be considered to have been terminated, and will not be entitled to a Change in Control Benefit under this Plan, if the Plan Administrator determines, in its sole discretion, that you have been offered substantially comparable employment by a Successor Employer to commence promptly following your termination by the Company, whether you accept the position or not.  A “Successor Employer” is any affiliate of the Company, or any entity that assumes operations or functions formerly carried out by the Company, or any entity making the job offer at the request of the Company (such as a joint venture of which the Company or an affiliate is a member).

4.                                      Additional Benefits

If you become entitled to a Change in Control Benefit under this Plan, you will also be eligible to receive Company-paid COBRA continuation coverage for yourself, your spouse, and your dependents for the period, if any, set forth in your Participation Agreement.  For COBRA purposes, however, the date on which you terminate employment will commence the period for which you are entitled to continuation coverage under COBRA (meaning that the Company’s payment of COBRA premiums will not extend the duration of your COBRA eligibility).  The regular COBRA procedures and rules will apply.

5.                                      Taxes

Taxes will be withheld from your Change in Control Benefits to the extent the Plan Administrator determines that this is required by law.

6.                                      Relation to Other Plans

By signing your Participation Agreement, you recognize and agree that any prior severance or similar plan of the Company that might apply to you is hereby revoked and ineffective as to you.  No Change in Control Benefits that you receive will be taken into account for purposes of determining benefits under other benefit plans, retirement or pension plans, 401(k) plans, or similar arrangements.  All such plans or similar arrangements, to the extent inconsistent with this Plan, are hereby so amended.

7.                                      Claims Procedures

(a)                                 Claims Normally Not Required

Normally, you do not need to present a formal claim to receive benefits payable under this Plan.

(b)                                 Disputes

If any person (claimant) believes that benefits are being denied improperly, that the Plan is not being operated properly, that fiduciaries of the Plan have breached their duties, or that the claimant’s legal rights are being violated with respect to the Plan, the claimant must file a formal claim with the Plan Administrator.  This requirement applies to all claims that any claimant has with respect to the Plan, including claims against fiduciaries and former fiduciaries, except to the extent the Plan Administrator determines, in its sole discretion, that it does not have the power to grant all relief reasonably being sought by the claimant.

(c)                                  Time for Filing Claims

A formal claim must be filed within 90 days after the date the claimant first knew or should have known of the facts on which the claim is based, unless the Plan Administrator in writing consents otherwise.  The Plan Administrator will provide a claimant, on request, with a copy of the claims procedures established under subsection 7(d).

(d)                                 Procedures

The Plan Administrator will adopt procedures for considering claims, which it may amend from time to time, as it sees fit.  A claimant must file a claim for benefits on a form prescribed by the Plan Administrator.  If the claimant’s claim for a benefit is wholly or partially denied, the Plan Administrator will furnish the claimant with a written notice of the denial.  This written notice must be provided to the claimant within a reasonable period of time (generally within 90 days, unless special circumstances require an extension of time for processing the claim, in which case a period not to exceed 180 days) after the receipt of the claimant’s claim by the Plan Administrator.  (If such an extension of time is required, written notice of the extension will be furnished to the claimant prior to the termination of the initial 90-day period, and will indicate the special circumstances requiring the extension.)  Written notice of denial of the claimant’s claim must contain the following information:

(i)                                     the specific reason or reasons for the denial;

(ii)                                  a specific reference to those provisions of the Plan on which such denial is based;

(iii)                               a description of any additional information or material necessary to perfect the claimant’s claim, and an explanation of why such material or information is necessary; and

(iv)                              a copy of the appeals procedures under the Plan and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) following an adverse determination of the claimant’s claim.

If the claimant’s claim has been denied, and the claimant wishes to submit his or her request for a review of his or her claim, the claimant must follow the following Claims Review Procedure:

1.               Upon the denial of his or her claim for benefits, the claimant may file his or her request for review of his or her claim, in writing, with the Plan Administrator or claims processor;

2.               The claimant must file the claim for review not later than 60 days after he or she has received written notification of the denial of his or her claim for benefits;

3.               The claimant has the right to review and obtain copies of all relevant documents relating to the denial of his or her claim and to submit any issues and comments, in writing, to the Plan Administrator;

4.               If the claimant’s claim is denied, the Plan Administrator must provide the claimant with written notice of this denial within 60 days after the Plan Administrator’s receipt of the claimant’s written claim for review.  There may be times when this 60-day period may be extended.  This extension may only be made, however, where there are special circumstances which are communicated to the claimant in writing within the 60-day period.  If there is an extension, a decision will be made as soon as possible, but not later than 120 days after receipt by the Plan Administrator of the claimant’s claim for review; and

5.               The Plan Administrator’s decision on the claimant’s claim for review will be communicated to the claimant in writing, and if the claimant’s claim for review is denied in whole or part, the decision will include:

(A)                              the specific reason or reasons for the denial;

(B)                                specific references to the pertinent provisions of the Plan on which the decision was based;

(C)                                a statement that the claimant may receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant to the claimant’s claim for benefits; and

(D)                               a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA.

8.                                      Plan Administration

(a)                                 Discretion

The Plan Administrator is responsible for the general administration and management of the Plan and shall have all powers and duties necessary to fulfill its responsibilities, including, but not limited to, the discretion to interpret and apply the Plan and to determine all questions relating to eligibility for benefits.  The Plan Administrator and all Plan fiduciaries shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion they deem to be appropriate in their sole and absolute discretion, and to make any findings of fact needed in the administration of the Plan.  The validity of any such interpretation, construction, decision, or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly arbitrary or capricious.

(b)                                 Finality of Determinations

Unless arbitrary and capricious, all actions taken and all determinations by the Plan Administrator or by Plan fiduciaries will be final and binding on all persons claiming any interest in or under the Plan.  To the extent the Plan Administrator or any Plan fiduciary has been granted discretionary authority under the Plan, the Plan Administrator’s or Plan fiduciary’s prior exercise of such authority shall not obligate it to exercise its authority in a like fashion thereafter.

(c)                                  Drafting Errors

If, due to errors in drafting, any Plan provision does not accurately reflect its intended meaning, as demonstrated by consistent interpretations or other evidence of intent (by the Sponsor or the Plan Administrator, as the case may be), or as determined by the Plan Administrator in its sole and absolute discretion, the provision shall be considered ambiguous and shall be interpreted by the Plan Administrator and all Plan fiduciaries in a fashion consistent with its intent, as determined in the sole and absolute discretion of the Plan Administrator (but with regard to the intent of the Sponsor as settlor).

(d)                                 Scope

This Section may not be invoked by any person to require the Plan to be interpreted in a manner inconsistent with its interpretation by the Plan Administrator or other Plan fiduciaries.

9.                                      Costs and Indemnification

(a)                                 All costs of administering the Plan and providing Plan benefits will be paid by the Sponsor.

(b)                                 To the extent permitted by applicable law and in addition to any other indemnities or insurance provided by each Company, the Company shall indemnify and hold harmless its (and its affiliates’) current and former officers, directors, and employees against all expenses, liabilities, and claims (including legal fees incurred to defend against such liabilities and claims) arising out of their discharge in good faith of their administrative and fiduciary responsibilities with respect to the Plan.  Expenses and liabilities arising out of willful misconduct will not be covered under this indemnity.

10.                               Plan Amendment and Termination; Limitation on Employee Rights

(a)                                 The Sponsor, acting through its Board of Directors or its delegate, has the right in its sole and absolute discretion to amend the Plan, to extend its term, or to terminate the Plan prospectively after giving at least one year of advance notice to all Participants.

(b)                                 Notwithstanding the foregoing, any amendment or termination of the Plan that occurs in contemplation of a Change in Control, in connection with a Change in Control, or within two years after a Change in Control shall only apply to those Participants:

(i)                                     who consent individually and in writing to the amendment or termination; or

(ii)                                  whose vested Change in Control Benefit, or rights under the Plan to become entitled to the Change in Control Benefit set forth in his or her Participation Agreement are not adversely affected by such amendment or termination.

Any decision or interpretation that is made pursuant to this subparagraph (b) shall be subject to judicial review under a de novo standard, and not under the arbitrary and capricious standard that is generally intended to apply (and shall apply) to all other Plan determinations and interpretations.

(c)                                  This Plan shall not give any employee the right to be retained in the service of the Company, and shall not interfere with or restrict the right of the Company to discharge or retire the employee for any lawful reason.

11.                               Governing Law

This Plan is a welfare plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and it shall be interpreted, administered, and enforced in accordance with that law.  To the extent that state law is applicable, the statutes and common law of the State of Tennessee (excluding its choice of laws principles) shall apply.

12.                               Miscellaneous

Where the context so indicates, the singular will include the plural and vice versa.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.  Unless the context clearly indicates to the contrary, a reference to a statute or document shall be construed as referring to any subsequently enacted, adopted, or executed counterpart.

13.                               Other Information

(a)                                 Type of Plan

This is a welfare plan.

(b)                                 Addresses, etc.

The Company’s address, telephone number, and employer identification number are as follows:

Greene County Bancshares, Inc.
100 North Main Street
Greenville, TN 37743-4992
Attention:  R. Stan Puckett, Chairman & CEO
Telephone:  (423) 639-5111
EIN:                         62-1222757

The Plan’s identification number and Plan Year are as follows:

Plan I.D. Number:  502
Plan Year: Calendar

(c)                                  Agent for Service of Legal Process

The Plan Administrator is the Plan’s agent for service of legal process.

(d)                                 Funding

The Plan is funded out of the Sponsor’s general assets.

(e)                                  Plan Amendment or Termination

The Sponsor has reserved the right to amend the Plan in any way at any time, and has reserved the right to terminate the Plan at any time.

(f)                                    Statement of ERISA Rights

As a participant in this Plan, you are entitled to certain rights and protections under a federal law called the Employee Retirement Income Security Act of 1974, as amended (as noted above, ERISA).  ERISA provides that you are entitled to examine all Plan documents, including the official Plan document and the Plan’s annual report, at the Plan Administrator’s office and other specified locations without charge.  Copies of these documents and other Plan information also may be obtained on written request to the Plan Administrator.  A reasonable charge may be requested for copies.

In addition to creating rights for Plan participants, ERISA imposes duties on the people who are responsible for the operation of this Plan.  The people who operate this Plan are called “fiduciaries.”  Plan fiduciaries have a duty to operate this Plan prudently and in the interest of you and other Plan participants.  No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining benefits or exercising your rights under ERISA.  If your claim for benefits is denied in whole or in part, you must receive a written explanation of the reason for this denial.  You have the right to have the Plan Administrator review and reconsider your claim, as described elsewhere in this Summary Plan Description.  If you are dissatisfied with this review, you may have your claim reconsidered by arbitration.

Under ERISA, there are steps you may be able to take to enforce your rights.  For instance, if you request certain materials required to be furnished by the Plan and do not receive them within 30 days, or if you have any other claim with respect to the Plan, you must utilize the Plan’s claims procedure, including its arbitration procedures.  You also may file suit in federal court.  In such a case, the court may require you to pursue your claim through the Plan’s claims procedure or it may grant you the relief you are seeking, for example, by ordering that you be provided with materials you have requested and that you be paid up to $110 a day until you receive them, unless the materials were not sent because of reasons beyond the Plan Administrator’s control.

If you are discriminated against for asserting your rights, you should file a claim under the Plan’s claims procedure, or you may seek assistance from the U.S. Department of Labor or file suit in a federal court.  The court will decide whether you should have pursued your claim through the Plan’s claims procedure and who should pay the court costs and legal fees.  If you are successful, the court may order the person you have sued to pay these costs and fees.  If you lose any court case involving the Plan, the court may order you to pay these costs and fees.  It may do so, for example, if it finds that you should have used the Plan’s claims procedure or that your claim is frivolous.  If you have any questions about this statement or about your rights under ERISA, you should contact the nearest area office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquires, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210.  You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration or by visiting its website (http://www.dol.gov/ebsa/).

(g)                                 Whom to Call for Additional Information

If you have any questions, please contact the Plan Administrator.

Exhibit A

GREENE COUNTY BANCSHARES, INC.

CHANGE IN CONTROL PROTECTION PLAN

Participation Agreement

WHEREAS, Greene County Bancshares, Inc. (the “Company”) sponsors and maintains the Greene County Bancshares, Inc. Change in Control Protection Plan (the “Plan”), and has executed this agreement (the “Participation Agreement”) in order to offer                                                         (the “Employee”) the opportunity to participate in the Plan;

WHEREAS, the Employee has received a copy of the Plan (which also serves as its summary plan description); and

WHEREAS, the parties acknowledge that capitalized terms not defined in this Participation Agreement shall have the meaning assigned to them in the Plan; and

WHEREAS, the Employee understands that participation in the Plan requires that the Employee agree irrevocably to the terms of the Plan and the terms set forth below; and

WHEREAS, the Employee has had the opportunity to carefully evaluate this opportunity, and desires to become a “Participant” in the Plan under the conditions set forth herein.

NOW, THEREFORE, the parties hereby AGREE as follows:

1.                                       If, while the Plan is in effect, the Employee incurs a Covered Termination, the Company shall pay the Employee a Change in Control Benefit equal to 1.99 times the Employee’s “base amount” within the meaning of Section 280G(b)(3) of the Code and associated regulations.

2.                                       In consideration of becoming eligible to receive the benefits provided under the terms and conditions of the Plan, the Employee hereby waives any and all rights, benefits, and privileges to which the Employee is or would otherwise be entitled to receive under –

(a)                                  any employment agreement or severance agreement that the Employee has entered into with the Company or any of its affiliates; and

(b)                                 any plan, program, or arrangement under which the Company or any of its affiliates provides severance benefits (excluding any retirement plan, stock-based plan, or other plan that is not a “welfare plan” within the meaning of ERISA).

3.                                       The Employee understands that the waiver set forth in Section 2 above is irrevocable for so long as this Participation Agreement is in effect, and that this agreement and the Plan set forth the entire agreement between the parties with respect to any subject matter covered herein.

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4.                                       This Participation Agreement shall terminate, and the Employee’s status as a “Participant” in the Plan shall end, on the first to occur of (i) if before a Change in Control, the Employee’s termination of employment with the Company and its affiliates, (ii) if after a Change in Control, the Employee’s termination of employment for a reason other than a “Covered Termination” as defined in Section 3(b)(i) of the Plan, (iii) the date two years after a Change in Control, and (iv) if before a Change in Control, the date three months after the Company provides the Employee with written notice that this Participation Agreement is being terminated by the Company in its discretion as employer and Sponsor.

5.                                       The Employee recognizes and agrees that execution of this agreement results in enrollment and participation in the Plan, agrees to be bound by the terms and conditions of the Plan and this Participation Agreement, and understands that this Participation Agreement may not be amended or modified except pursuant to Section 10(iii) of the Plan.

ACCEPTED AND AGREED TO this                        day of                                  , 20      .

The “Employee”:	The “Company”:

By
A Duly Authorized Officer

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